UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Uranium Resources, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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URANIUM RESOURCES, INC.

650 S. EDMONDS, SUITE 108

LEWISVILLE, TEXAS 75067

www.uraniumresources.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE [ ], 2007

To the Stockholders of URANIUM RESOURCES, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Uranium Resources, Inc., a Delaware corporation (the “Company”), will be held at [ ] New York City Info], New York City, New York [ ] Zip on [ ] day, June [ ], 2007, at 9:00 a.m., local time, for the following purposes:

1.             To elect five (5) directors of the Company to serve until the next annual meeting of stockholders and until their respective successors shall be elected and qualified;

2.             To consider and vote upon a proposal to approve the Company’s 2007 Restricted Stock Plan authorizing the grant of up to 1,500,000 shares of Common Stock to employees;

3.             To consider and vote upon a proposal to approve an amendment to the Company’s 2004 Directors Stock Option Plan to permit the Compensation Committee to make discretionary grants of options to non-employee Directors and to set the vesting schedule in its discretion;

4.             To consider and vote upon a proposal to ratify the selection of Hein & Associates, LLP, independent accountants, as independent auditors for the Company for the fiscal year ending December 31, 2007; and

5.             To transact such other business as may properly come before the Meeting or any adjournment thereof.

Only stockholders of record at the close of business on April 24, 2007, are entitled to notice of and to vote at the Meeting or any adjournment thereof.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.  WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED.  THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON, SHOULD YOU LATER DECIDE TO ATTEND THE MEETING.  PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.  YOUR VOTE IS IMPORTANT.

By Order of the Board of Directors

/s/ Thomas H. Ehrlich
Thomas H. Ehrlich, Secretary

Lewisville, Texas

May 4, 2007

URANIUM RESOURCES, INC.

650 S. EDMONDS, SUITE 108

LEWISVILLE, TEXAS 75067

www.uraniumresources.com

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 6, 2007

This Proxy Statement is furnished to stockholders of Uranium Resources, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the “Meeting”) to be held at [   •   ] New York City Info], New York City, New York [   •   ] Zip on [   •   ] day, June [   •   ], 2007, at 9:00 a.m., local time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.  The approximate date on which this Proxy Statement and the enclosed Proxy will first be sent to stockholders is May [   •   ], 2007.

ACTION TO BE TAKEN AT THE MEETING

Shares represented by a properly executed proxy, unless the stockholder otherwise instructs in the Proxy, will be voted (a) for the election of the five individuals named under the caption Election of Directors as directors of the Company; (b) for the adoption of the 2007 Restricted Stock Plan authorizing the grant of up to 1,500,000 shares of Common Stock to employees; (c) for adoption of amendments to the 2004 Directors’ Stock Option Plan to permit the Compensation Committee to make discretionary grants of options to non-employee Directors and to set the vesting schedule in its discretion (d) for the ratification of the selection of Hein & Associates, LLP, independent accountants, as independent auditors of the Company for the fiscal year ending December 31, 2007; and (e) at the discretion of the proxy holders on any other matter or business that may be properly presented at the Meeting or any adjournment thereof.  Where a stockholder properly executes a proxy and gives instructions on how his shares are to be voted, the shares will be voted in accordance with those instructions.

A proxy may be revoked at any time by a stockholder before it is exercised by giving written notice to the Secretary of the Company, or by signing and delivering a proxy which is dated later, or, if the stockholder attends the Meeting in person, by either notice of revocation to the inspectors of election at the Meeting or by voting at the Meeting.

The only matters that management intends to present at the Meeting are the four matters referenced in subparagraphs (a), (b), (c) and (d) above.  If any other matter or business is properly presented at the Meeting, the proxy holders will vote upon it in accordance with their best judgment.

OUTSTANDING VOTING SECURITIES
REQUISITE VOTE

The record date for the Meeting is April 24, 2007.  Only stockholders of record at the close of business on that date will be entitled to vote at the Meeting.  At the close of business on that date, there were issued and outstanding 52,086,500 shares of the Company’s Common Stock entitled to one vote per share.  In the election of directors, cumulative voting is not allowed.  One third of the outstanding Common Stock, present in person or by Proxy and entitled to vote, will constitute a quorum for the transaction of business at the Meeting.

Under Delaware law and the Company’s Bylaws, if a quorum is present at the Meeting: (i) to be elected a director, each nominee must receive a plurality of the votes of the shares present in person or by Proxy at the Meeting and entitled to vote on the matter and (ii) the affirmative vote of the majority of shares present in person or by Proxy at the Meeting and entitled to vote on the matter is required to (a) adopt and approve the 2007 Restricted Stock Plan authorizing the grant of up to 1,500,000 shares of Common Stock to employees; (b) adopt and approve amendments to the 2004 Directors’ Stock Option Plan to permit the Compensation Committee to make discretionary grants of options to non-employee Directors and to set the vesting schedule in its discretion; (c) ratify the selection of Hein & Associates, LLP, as independent auditors of the Company for the fiscal year ending December 31, 2007,  and (d) approve any other matter submitted to a vote of stockholders at the Meeting.

In the election of directors, any action other than a vote for a nominee will have the practical effect of voting against the nominee.  Abstention from voting on any matter presented at the Meeting will have the practical effect of voting against any such matter since it is one less vote for approval.  Broker non-votes on any matter will not be considered “shares present” for voting purposes.  “Broker non-votes” include shares for which a bank, broker or other nominee (i.e., record) holder has not received voting instructions from the beneficial owner and for which the nominee holder does not have discretionary power to vote on a particular matter.  Under the rules that govern brokers who are record owners of shares that are held in brokerage accounts for the beneficial owners of the shares, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on routine matters but have no discretion to vote them on non-routine matters.  The proposals to be voted upon at the annual meeting include only routine matters, the election of directors and the ratification of independent auditors.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth, as of December 31, 2006, information regarding persons known by us to be the beneficial owner of more than 5% of the outstanding shares of our Common Stock.  Shown separately in the second table below is information regarding the beneficial ownership of our Common Stock by (i) each director, (ii) each of the named executive officers, and (iii) all directors and named executive officers as a group.

Principal Stockholders

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Zesiger Capital Group, LLC 320 Park Avenue, 30th Floor New York, NY 10022	8,604,807	(3)	16.6%

Rudolf J. Mueller c/o The Winchester Group, Inc. 153 East 53rd Street, Suite 5101 New York, NY 10022	2,736,680	(4)	5.3%

Gilder, Gagnon, Howe & Co. LLC 1775 Broadway, 26th Floor New York, NY 10019	5,915,096	(5)	11.4%

Dreman Value Management LLC Harbourside Financial Center Plaza 10, Suite 800 Jersey, City, NJ 07311	6,481,150		12.53%

Deutsche Asset Management, Inc. Taunusanlage 12 D-60325 Frankfurt am Main Federal Republic of Germany	5,282,200		10.21%

(1)           Each person has sole voting and investment power with respect to the shares listed, unless otherwise indicated.  Beneficial ownership includes shares over which the indicated beneficial owner exercises voting and/or investment power.

(2)           The shares owned by each person, and the shares included in the total number of shares outstanding, have been adjusted, and the percentages owned have been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934.  Shares subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person.

(3)           Includes 8,604,807 shares as to which Zesiger Capital Group, LLC (“ZCG”) holds dispositive power and 5,342,740 shares as to which they hold voting power for shares that are owned by their investment advisory clients.  ZCG disclaims beneficial ownership of all of these shares.

(4)           Includes 2,317,030 shares as to which Mr. Mueller holds sole dispositive and voting power and 431,650 shares as to which Mr. Mueller holds shared dispositive power and 9,000 shares as to which Mr. Mueller holds shared voting power.  Includes (i) 14,000 shares owned by members of Mr. Mueller’s family in which Mr. Mueller shares voting and dispositive power.  Mr. Mueller disclaims beneficial ownership of such shares.

(5)           Includes 5,750,951 shares held in customer accounts over which partners and/or employees of the Gilder Gagnon has discretionary authority to dispose of or direct the disposition of the shares, 111,145 shares held in accounts owned by the partners of the Reporting Person and their families, and 53,000 shares held in the account of the profit-sharing plan of Gilder Gagnon.

Directors and Named Executive Officers

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Paul K. Willmott	1,293,145	(3)	2.4%
Leland O. Erdahl	206,643	(4)	0.4%
George R. Ireland	1,735,949	(5)	3.3%
David N. Clark	316,666		0.6%
Terence J. Cryan	1,000		—
Richard A. Van Horn	474,161	(6)	0.9%
Mark S. Pelizza	374,983	(7)	0.7%
Thomas H. Ehrlich	475,375	(8)	0.9%
All named executive officers and directors as a group (8 persons)	4,877,922		9.2%

(1)           Each person has sole voting and investment power with respect to the shares listed, unless otherwise indicated.  Beneficial ownership includes shares over which the indicated beneficial owner exercises voting and/or investment power.

(2)           The shares owned by each person, and the shares included in the total number of shares outstanding, have been adjusted, and the percentages owned have been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934. Shares subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person.

(3)           Includes 1,153,688 shares that may be obtained by Mr. Willmott through the exercise of stock options and deferred compensation plans that are currently exercisable or will become exercisable within 60 days. Does not include 290,185 shares that may be obtained by Mr. Willmott through the exercise of stock options exercisable more than 60 days from the date hereof.

(4)           Includes 69,687 shares that may be obtained by Mr. Erdahl through the exercise of stock options and deferred compensation plans that are currently exercisable or will become exercisable within 60 days. Does not include 11,626 shares that may be obtained by Mr. Erdahl through the exercise of stock options exercisable more than 60 days from the date hereof.

(5)           Includes 184,937 shares that may be obtained by Mr. Ireland through the exercise of stock options and deferred compensation plans that are currently exercisable or will become exercisable within 60 days. Does not include 11,626 shares that may be obtained by Mr. Ireland through the exercise of stock options exercisable more than 60 days from the date hereof.   Includes 1,218,466 and 314,866 shares owned by Geologic Resource Fund Ltd. and Geologic Resource Fund LP, respectively.  Mr. Ireland is the managing partner and has an economic interest in each of these funds.

(6)           Includes 460,828 shares that may be obtained by Mr. Van Horn through the exercise of stock options and deferred compensation plans that are currently exercisable or will become exercisable within 60 days. Does not include 155,172 shares that may be obtained by Mr. Van Horn through the exercise of stock options exercisable more than 60 days from the date hereof.

(7)           Includes 307,103 shares that may be obtained by Mr. Pelizza through the exercise of stock options that are currently exercisable or will become exercisable within 60 days. Does not include 155,172 shares that may be obtained by Mr. Pelizza through the exercise of stock options exercisable more than 60 days from the date hereof.

(8)           Includes 467,275 shares that may be obtained by Mr. Ehrlich through the exercise of stock options and deferred compensation plans that are currently exercisable or will become exercisable within 60 days. Does not include 155,172 shares that may be obtained by Mr. Ehrlich through the exercise of stock options exercisable more than 60 days from the date hereof.

ELECTION OF DIRECTORS
(Proposal 1 on Proxy Card)

Under the Company’s Bylaws and pursuant to a resolution of the Board of Directors, the Board of Directors has fixed the size of the Board at five.  Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified.  The Company’s Board of Directors is not divided into classes; therefore, all five directors are to be elected at the Meeting.

Unless authority is withheld, it is intended that the shares represented by a properly executed Proxy will be voted for the election of all of the nominees (Paul K. Willmott, Leland O. Erdahl, George R. Ireland, David N. Clark and Terence J. Cryan) as directors.  The nominees are currently all the members of the Company’s Board of Directors.  If these nominees are unable to serve for any reason, such Proxy will be voted for such persons as shall be designated by the Board of Directors to replace such nominees.  The Board of Directors has no reason to expect that these nominees will be unable to serve.

The following table sets forth certain information concerning the individuals nominated for election as directors of the Company:

Name	Age	Positions and Offices with the Company

Paul K. Willmott	67	Chairman, Chief Executive Officer and Director

David N. Clark	52	President, Chief Operating Officer and Director

Leland O. Erdahl	78	Director

George R. Ireland	50	Director

Terence J. Cryan	44	Director

Paul K. Willmott has served as a director since August 1994, as President from February 1995 to October 2006, and as Chairman of the Board and Chief Executive Officer since July 31, 1995. Mr. Willmott served as our Chief Financial Officer from April 12, 1995 to September 25, 1995. Mr. Willmott retired from Union Carbide Corporation (“Union Carbide”) where he was involved for 25 years in the finance and operation of Union Carbide’s world-wide mining and metals business. Most recently, Mr. Willmott was President of UMETCO Minerals Corporation, a wholly owned subsidiary of Union Carbide, from 1987 to 1991, where he was responsible for Union

Carbide’s uranium and vanadium businesses. From January 1993 until February 1995, Mr. Willmott was engaged by the Concord Mining Unit as a senior vice president where he was primarily involved in the acquisition of UMETCO Minerals Corporation’s uranium and vanadium operating assets. Mr.  Willmott graduated from Michigan Technological University with a Bachelor of Science degree in Mining in 1964 and a Bachelor of Science Degree in Engineering Administration in 1967. He has been an active member of the American Institute of Mining Engineers, the Canadian Institute of Mining Engineers and a number of state professional organizations.

David N. Clark has served as a director since June 2006 and as President since October 2006.  Prior to April 2007, Mr. Clark was the principal owner of Ux Consulting Company LLC (“UxC”).  UxC publishes the Ux Weekly and the UxC Market Outlook Reports, which cover the complete nuclear fuel cycle including uranium, conversion and enrichment. Mr. Clark co-founded UxC in March 1994 as an affiliate of The Uranium Exchange Company (“Ux”), a uranium brokerage and consulting company he founded in 1987. Mr. Clark has also held marketing positions with other entities in the nuclear fuel business. He began his career as a Field Geologist and Market Analyst for the uranium division of the Cleveland-Cliffs Iron Company. Mr. Clark holds a Bachelor of Science degree in Geology (1978) from the University of Akron.

Leland O. Erdahl has served as a director since July 11, 1994. From 1986 to 1991, Mr. Erdahl served as President and Chief Executive Officer for Stolar, Inc., a high-tech company involved in the radio wave imaging of geologic media and underground radio transmission for voice and data. He was President and CEO of Albuquerque Uranium Corporation, a uranium mining company, from 1987 to 1991 and served as Vice President of AMAX Gold in 1997 and 1998. From January 2001 to September 14, 2001 Mr.  Erdahl served as President of Nord Pacific Limited, a mining company with gold and copper interests in Australia and Papau, New Guinea. He is a Certified Public Accountant and is a graduate from the College of Santa Fe. He is currently a director of Canyon Resources Corporation (a mining company whose primary business is the discovery and production of precious metals). Mr. Erdahl also serves on the compensation committee of Canyon Resources Corporation and is Chairman of its Audit Committee.

George R. Ireland has served as a director since 1995.  Mr. Ireland is President and Chief Investment Officer of Geologic Resource Partners LLC, an investment management company which manages Ring Partners L.P., a Colorado limited partnership, the Geologic Resource Fund Ltd., a Grand Cayman investment company, and Geologic Resource Fund L.P., a Delaware Limited Partnership, which positions he has held since June 2000.  Prior to such time, Mr. Ireland was an analyst at Knott Partners L.P., a Delaware limited partnership, where he worked since May 1993.  Mr. Ireland is also a director of Peru Copper Inc. since 2004 and director of Geoinformatics Exploration Inc. since November 2005.  Both companies are listed on the TSX Venture Exchange.  Mr. Ireland serves as Chairman of the Investment Committee of the Society of Economic Geologists.  He received a Bachelor of Science degree in Resource Economics and Geology from the University of Michigan in 1980 and is a citizen and resident of the United States.

Terence J. Cryan has served as director since October 2006.  Mr. Cryan has over twenty years of experience in international business as an investment banker in the US and Europe.  In 2001, Mr. Cryan co-founded and serves as the Managing Director of Concert Energy Partners, an investment banking and private equity firm based in New York City.  Prior to that, Mr. Cryan was a Senior Managing Director in the Investment Banking Division at Bear Stearns.  Earlier in his career, Mr. Cryan was a Managing Director, Group Head and member of the Investment Banking Operating Committee at Paine Webber.  Mr. Cryan joined Paine Webber following its acquisition of Kidder, Peabody in 1994.  Mr. Cryan is an adjunct professor at the Metropolitan College of New York Graduate School of Business, has served as director of a number of international companies and is a frequent lecturer at finance and energy industry gatherings.  Mr. Cryan holds a Master of Science degree in Economics from the London School of Economics and a B.A. from Tufts University.

Arrangements Regarding Election of Directors

There are no arrangements regarding the election of directors.

Other Executive Officers

The executive officers serve at the discretion of the Board of Directors and are subject to annual appointment by the Board at its first meeting following the Annual Meeting of the Stockholders. The officers hold office until their successors are appointed by the Board of Directors.  All officers are employed on a full-time basis. There is no family relationship between any director and executive officer.

The following table sets forth certain information concerning executive officers that are not also directors:

Name	Age	Positions and Offices

Richard A. Van Horn	59	Senior Vice President—Operations

Thomas H. Ehrlich	47	Vice President, Chief Financial Officer, Secretary and Treasurer

Mark S. Pelizza	53	Vice President—Health, Safety and Environmental Affairs

Craig S. Bartels	57	Senior Vice President —Technology and New Project Development and President, Hydro Resources, Inc.

William M. McKnight, Jr.	69	Vice President—Exploration

The following sets forth certain information concerning the business experience of the foregoing executive officers during the past five years.

Richard A. Van Horn joined us in March 1997 and assumed the position of Senior Vice President of Operations on April 1, 1997. Previously, he spent three years with Energy Fuels Nuclear, Inc. as General Manager—Colorado Plateau Operations with responsibility for the daily management of and planning for Energy Fuels Nuclear, Inc. mining activities on the Colorado Plateau. Before his work at Energy Fuels Nuclear, Inc., Mr. Van Horn spent eighteen years with Union Carbide Corporation where he was involved with the finance and operation of that company’s worldwide mining and metals business. From 1990 to 1994, Mr. Van Horn was Director of Operations of UMETCO Minerals Corporation, a wholly owned subsidiary of Union Carbide Corporation, responsible for all operating aspects of UMETCO’s uranium and vanadium business on the Colorado Plateau prior to its sale to Energy Fuels Nuclear, Inc. Mr. Van Horn graduated from the Colorado School of Mines with a Engineer of Mines degree in mining in 1973.

Thomas H. Ehrlich, a certified public accountant, rejoined us in September 1995 as Vice President and Chief Financial Officer and was appointed Secretary and Treasurer in December 1995. Immediately before that, Mr. Ehrlich spent nine months as a Division Controller with Affiliated Computer Services, Inc., an information technology services provider in Dallas, Texas. Mr. Ehrlich originally joined us in November 1987 as Controller—Public Reporting and was promoted to Controller and Chief Accounting Officer in February 1990. In February 1993, Mr. Ehrlich assumed the additional duties of Vice President and Secretary. Before joining us, he spent four years with Deloitte Haskins & Sells and worked primarily with clients that were publicly held companies. Prior to his work at Deloitte Haskins & Sells, he spent three years in various accounting duties at Enserch Exploration, Inc., an oil and gas company in Dallas, Texas. Mr. Ehrlich received his B.S. B.A. degree in Accounting from Bryant College in 1981.

Mark S. Pelizza has served as our Environmental Manager since 1980, and as such, he has been responsible for all environmental regulatory activities. In February 1996, he was appointed Vice President—Health, Safety and Environmental Affairs. In November 1999, he was appointed President and a Director of Hydro Resources, Inc., a wholly owned subsidiary. Before joining us, he was employed for two years by Union Carbide as an Environmental Planning Engineer at Union Carbide’s Palangana solution mining plant in South Texas. Mr. Pelizza received a M.S. degree in Engineering Geology from Colorado School of Mines in 1978 and a B.S. degree in Geology from Fort Lewis College in 1974.

Craig S. Bartels, a Licensed Professional Engineer and a Licensed Professional Geoscientist, rejoined the Company as Senior Vice President—Technology and New Project Development, and President of Hydro Resources, Inc., a wholly owned subsidiary of the Company in December 2004.  He was previously an officer of HRI from July 1996 until September 1999, when he started a consulting company specializing in ISR technology, hydrology and geochemistry.  Among his projects as a consultant, he helped with design and startup of the Beverley ISR project in Australia, evaluated an Arizona copper ISR project for a Canadian firm, and began an upgrade of his commercial groundwater model.  From January 1995 to July 1996, he was Manager of Wellfield Operations for Crow Butte Resources, Inc., a uranium ISR mining company.  Mr. Bartels originally joined the Company in early 1981 and held varied positions with the Company as Reservoir Engineer, Plant Manager and Manager of Wellfield Operations through October 1994.  Earlier, he was with Union Carbide, eventually becoming Technical and Plant Superintendent for their solution mining operation.  Mr. Bartels also spent six years with Natural Gas Pipeline Company of America, a major gas transmission company, as drilling and reservoir engineer for their gas storage operations.  Mr. Bartels received a B.S. Degree in Petroleum Engineering from Montana School of Mines in 1972.

William M. McKnight, Jr., rejoined the Company in September 2005 as Vice President — Exploration.  Mr. McKnight is responsible for exploration and land acquisition activities of the Company.  Mr. McKnight was one of the founders of the Company and served as Sr. Vice President — Operations and Chief Operating Officer from 1978 to 1997.  He also served as a director of the Company until 1994. Before rejoining the Company he served as an independent consultant for several companies, evaluating uranium mineralization potential for projects located both domestically and in foreign countries.  Mr. McKnight also served as President of ACHEMCO, Inc. from 1999 to 2004, a privately held company, specializing in the treatment of municipal waste.

Amended Code of Ethics for Senior Financial Officers

In December 2006, we adopted an Amended Code of Ethics for Senior Financial Officers including the Company’s chief executive officer, chief financial officer, controller, treasurer, and chief internal auditor, if any (“Amended Code of Ethics”). A copy of the Amended Code of Ethics can be found on the Company’s Web site or a copy will be furnished without charge upon request to our Vice President and Chief Financial Officer at the Company’s principal executive offices.

Board and Committees of the Board; Meetings

The Board of Directors held 18 formal meetings through both direct meetings and telephonic meetings during the year ended December 31, 2006.  Mr. Willmott and Mr. Erdahl attended each meeting and Mr. Ireland attended 15 of 18 meetings.  Mr. Clark attended all of the 9 meetings held while he was a Board member.  Mr. Cryan attended 3 of the 4 meetings held while he was a Board member.  The Company’s officers have made a practice of keeping directors informed of corporate activities by personal meetings and telephone discussions.

Mr. Erdahl, Mr. Ireland and Mr. Cryan are independent directors under the requirements of the NASDAQ Global Market as determined by our Board of Directors.

The Company has four standing committees of the Board of Directors — Audit Committee, Compensation Committee, Nominating Committee and Strategic Planning Committee.  Leland O. Erdahl, George R. Ireland and Terence J. Cryan are currently members of the Audit, Compensation, Nominating and Strategic Planning Committees.  Mr. Clark is a member of the Strategic Planning Committee.

During 2006, the Audit Committee held 6 formal meetings, the Compensation Committee held 2 formal meetings, the Nominating Committee held 2 formal meetings and the Strategic Planning Committee held 2 formal meetings.  The Audit Committee met in March 2007 with the Company’s auditors to review the 2006 fiscal year audit.

The Company’s Board of Directors has reviewed the qualifications of those serving on our audit committee and has determined that we have at least one audit committee financial expert serving on our audit committee. Mr. Leland O. Erdahl has been designated as our audit committee financial expert. Mr. Erdahl serves as chairman of the audit committee and is independent of the management of the Company. Mr. Erdahl is a certified public accountant and has served on audit committees of other public companies as a member and, in several cases, as chairman.  The Board of Directors has adopted a written charter for the Audit Committee, a copy of which can be found on the Company’s Web site.

The Company has a standing Nominating Committee and the activities of the Nominating Committee are governed by its charter, a copy of which can be found on the Company’s Web site.  Each member of the Nominating Committee is an independent director under the requirements of the NASDAQ National Market as determined by our Board of Directors.  Mr. Ireland is Chairman of the Nominating Committee.

When considering potential candidates for election to the Company’s Board of Directors, the Nominating Committee evaluates various criteria, including, but not limited to, each candidate’s business and professional skills, experience serving as management or on the board of directors of companies similar to the Company, financial literacy, personal integrity and judgment.  One or more directors must have requisite financial expertise to qualify as an “audit committee financial expert” as defined by Item 407 of Regulation S-K promulgated under the Securities Act of 1934.

The Nominating Committee reviews the qualifications and backgrounds of the directors, as well as the overall composition of the Board from time to time.  In the case of any candidate for a vacant Board seat, the Nominating Committee will consider whether such candidate meets the applicable independence standards and the level of the candidate’s financial expertise.  Any new candidates will be interviewed by the Nominating Committee, and the full Board will approve the final nomination.

The Nominating Committee does not have a policy with regard to the consideration of any director candidates recommended by stockholders.  At this time such a policy is unnecessary given that the size of the Board is small and that each person who has been nominated to serve on the Company’s Board of Directors is a current director standing for re-election.

The Company has a standing Compensation Committee and the activities of the Compensation Committee are governed by its charter, a copy of which can be found on the Company’s Web site.  Each member of the Compensation Committee is an independent director under the requirements of the NASDAQ National Market as determined by our Board of Directors.  Mr. Cryan is Chairman of the Compensation Committee.  The Compensation Committee discharges the Board of Director’s responsibilities relating to compensation of the Company’s directors and executives and is responsible for producing the annual report on executive compensation for inclusion in this Proxy Statement.  The Compensation Committee also administers the Company’s stock option plans for employees and directors.  The primary objective of the Compensation Committee is to develop and implement compensation policies and plans that are appropriate for the Company in light of all relevant circumstances and which provide employee retention and performance incentives that further the Company’s long-term strategic plan and are consistent with the overall goal of enhancing enduring stockholder value.

Additional duties of the Compensation Committee include reviewing and approving the corporate goals and objectives that may be relevant to the compensation of the Company’s chief executive officer and chief operating officer and evaluating such officers’ performance in light of the Company’s goals.  The Compensation Committee also reviews and approves the recommendations of the chief executive officer and chief operating officer with regard to all the other officers of the Company.

The Compensation Committee shall meet at least two times each year and more frequently as the Compensation Committee in its discretion deems desirable.  The Compensation Committee is governed by the same rules regarding meetings, action without meetings, notice, waiver of notice and quorum and voting requirements as are applicable to the Board of Directors.  Subject to the authority of the Board of Directors, the Compensation Committee will have the authority, and shall have the funding from the Company, to retain such outside consultants as it determines appropriate to carry out its duties.  In addition, the Compensation Committee shall evaluate its performance on an annual basis and provide any written material with respect to such evaluation to the Board of Directors, including any recommendations for changes in procedures or policies governing the Committee.

The Strategic Planning Committee does not have a charter.  Its function is to recommend the strategic direction of the Company.  Mr. Clark is chairman of the Strategic Planning Committee.

Report of the Audit Committee.

The Audit Committee was established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and operates under a written charter adopted and approved by the Board.  The Audit Committee approves and recommends to the Board the election, retention or termination of the independent registered public accounting firm (“auditors”); approves services to be rendered by the auditors and the related compensation; monitors the auditors’ performance; reviews the results of the Company’s audit; determines whether to recommend to the Board that the Company’s audited financial statements be included in the Company’s Annual Report; reviews the Company’s systems of internal control and responds to other matters outlined in the Audit Committee Charter and reports to the Board thereon.  Each Audit Committee member is “independent” as defined under applicable listing standards and none is an “interested persons” as defined in the 1940 Act.

The committee reviews the Company’s financial reporting process on behalf of the Board.  Management has the primary responsibility for establishing and maintaining adequate internal financial controllership, for preparing the financial  statements and for the public reporting process.  Hein & Associates LLP, our company’s  independent auditor for 2006, is responsible for expressing opinions on the  conformity of the company’s audited financial statements with generally accepted accounting principles and on management’s assessment of the effectiveness of the company’s internal control over financial reporting. In addition, Hein & Associates LLP will express its own opinion on the effectiveness of the  company’s internal control over financial reporting.

In this context, the committee reviewed and discussed with management and Hein & Associates LLP the audited financial statements for the year ended December 31, 2006, management’s assessment of the effectiveness of the company’s internal control over financial reporting and Hein & Associates LLP’s evaluation of the company’s internal control over financial reporting. The committee has discussed with Hein & Associates LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as may be modified or  supplemented. Hein & Associates LLP has provided to the committee the written disclosures and  the letter required by Independence Standards Board Standard No. 1  (Independence Discussions with Audit Committees), as may be modified or  supplemented, and the committee discussed with Hein & Associates LLP that firm’s independence.  The committee also concluded that Hein & Associates LLP’s provision of audit and non-audit  services to the Company and its affiliates is compatible with Hein & Associates LLP’s independence.

Based on the considerations referred to above, the committee recommended to our  Board of Directors that the audited financial statements for the year ended  December 31, 2006 be included in our Annual Report on Form 10-K for 2006 and  selected Hein & Associates LLP as the independent auditor for the Company for 2007. This report  is provided by the following independent directors, who constitute the  committee:

Leland O. Erdahl (Chairman)

George R. Ireland

Terence J. Cryan

Process for Stockholders to send Communications to the Board.

The Board has not adopted any policy regarding the communication by stockholders with the Board.  Any stockholder desiring to communicate with one or more Board Members should contact Thomas H. Ehrlich, Vice President, Chief Financial Officer, Secretary and Treasurer of the Company at 972-219-3330 and he will arrange the communication.

Section 16(a) Beneficial Ownership Reporting Compliance.

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers, Inc.  Officers, directors, and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) filings.

Directors and officers of the Company have filed all required Form 4s and Form 5s.

COMPENSATION DISCUSSION AND ANALYSIS

Oversight of Executive Compensation Program

The Compensation Committee of the Board of Directors oversees the Company’s compensation programs, which are designed specifically for the Company’s most senior executives officers, including the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and the other executive officers named in the Summary Compensation Table (collectively, the “named executive officers”).  Additionally, the Compensation Committee is charged with the review and approval of all annual compensation decisions relating to named executive officers.

The Compensation Committee is composed entirely of independent, non-management members of the Board of Directors. No Compensation Committee member participates in any of the Company’s employee compensation programs. Each year the Company reviews any and all relationships that each director has with the Company and the Board of Directors subsequently reviews these findings. The Board of Directors has determined that none of the Compensation Committee members have any material business relationships with the Company.

The responsibilities of the Compensation Committee, as stated in its charter, include the following:

•                  Review and assess the adequacy of the Compensation Committee charter annually and submit any proposed changes to the Board of Directors for approval;

•                  Produce an annual report on executive compensation for inclusion in the Company’s proxy statement relating to its annual meeting of stockholders;

•                  Review and make such recommendations to the Board of Directors as the Compensation Committee deems advisable with regard to all incentive-based compensation plans and equity-based plans;

•                  Review and approve the corporate goals and objectives that may be relevant to the compensation of the Company’s chief executive officer and chief operating officer;

•                  Evaluate the chief executive officer’s and chief operating officer’s performance in light of the goals and objectives that were set and determine and approve the chief executive officer’s and chief operating officer’s compensation based on such evaluation; and

•                  Review and approve the recommendations of the chief executive officer and/or chief operating officer with regard to the compensation of all officers of the Company other than the chief executive officer and chief operating officer.

Overview of Compensation Program

In order to recruit and retain the most qualified and competent individuals as senior executives, the Company strives to maintain a compensation program that is competitive in the global labor market. The purpose of the Company’s compensation program is to reward exceptional organizational and individual performance.

The following compensation objectives are considered in setting the compensation programs for our named executive officers:

•                  Drive and reward performance which supports the Company’s core values;

•                  Provide a percentage of total compensation that is “at-risk”, or variable, based on predetermined performance criteria;

•                  Require significant stock holdings to align the interests of named executive officers with those of stockholders;

•                  Design competitive total compensation and rewards programs to enhance the Company’s ability to attract and retain knowledgeable and experienced senior executives; and

•                  Set compensation and incentive levels that reflect competitive market practices.

Compensation Elements and Rationale

To reward both short and long-term performance in the compensation program and in furtherance of the Company’s compensation objectives noted above, the Company’s compensation program is based on the following objectives:

(i)            Performance Goals

The Compensation Committee believes that a significant portion of a Senior Executive’s compensation should be tied not only to individual performance, but also to the Company’s performance as a whole measured against both financial and non-financial goals and objectives.  During periods when performance meets or exceeds these established objectives, named executive officers should be paid at or more than expected levels. When the Company’s performance does not meet key objectives, incentive award payments, if any, should be less than such levels.

(ii)                              Incentive Compensation

A large portion of compensation should be paid in the form of short-term and long-term incentives, which are calculated and paid based primarily on financial measures of profitability and stockholder value creation. Named executive officers have the incentive of increasing Company profitability and stockholder return in order to earn a major portion of their compensation package.

(iii)                          Competitive Compensation Program

The Compensation Committee reviews the compensation of executives at peer companies to ensure that the compensation program is competitive. The Company believes that a competitive compensation program will enhance its ability to attract and retain senior executives. The Compensation Committee has recently retained GK Partners, an executive compensation consultant, to advise the committee on developing appropriate financial metrics to be used in setting executive compensation.

Review of Senior Executive Performance

The Compensation Committee reviews, on an annual basis, each compensation package for the named executive officers.  In each case, the Compensation Committee takes into account the scope of responsibilities and experience and balances these against competitive salary levels. The Compensation Committee has the opportunity to meet with the named executive officers at various times during the year, which allows the Compensation Committee to form its own assessment of each individual’s performance.

In addition, each year, the Chief Executive Officer presents to the Compensation Committee his evaluation of each other named executive officer, which includes a review of contribution and performance over the past year, strengths, weaknesses, development plans and succession potential. Following this presentation, the Compensation Committee makes its own assessments and approves compensation for each named executive officer.

Components of the Executive Compensation Program

The Compensation Committee believes the total compensation and benefits program for named executive officers should consist of the following:

•                  Base salary;

•                  Stock incentive plan;

•                  Retirement, health and welfare benefits; and

•                  Perquisites and perquisite allowance payments.

Base Salaries

The base salaries of the executive officers are determined in comparison with salaries payable at comparable uranium industry companies and adjusted as necessary by the Compensation Committee on an annual basis.

Stock Incentive Plans

The Company has two stock Incentive Plans for Employees, both of which were approved by the Company’s stockholders.  Under the 1995 Stock Incentive Plan (the “1995 Plan”) 2,600,521 shares may be purchased upon the exercise of outstanding options with exercise prices ranging from $0.76 to $28.50 per share.  No new options may be granted under the 1995 Plan.  Under the Company’s 2004 Stock Incentive Plan (the “2004 Plan”) a total of 1,750,000 shares may be purchased upon exercise of options granted under the 2004 Plan. At December 31, 2006 there were outstanding under the 2004 Plan options for the purchase of 1,722,688 shares of Common Stock at exercise prices ranging from $2.97 to $5.19 per share.  At December 31, 2006, 500 shares were available for future grants under the 2004 Plan.  Employee stock options generally vest ratably over a 3 or 4 year time frame and have a contractual term of 10 years.

An important objective of the long-term incentive program is to strengthen the relationship between the long-term value of our stock price and the potential financial gain for employees. Stock options provide employees with the opportunity to purchase our Common Stock at a price fixed on the grant date regardless of future market price.  A stock option becomes valuable only if our Common Stock price increases above the option exercise price (at which point the option will be deemed “in-the-money”) and the holder of the option remains employed during the period required for the option to “vest” thus, providing an incentive for an option holder to remain employed by the Company. In addition, stock options link a portion of an employee’s compensation to stockholders’ interests by providing an incentive to increase the market price of our stock.

The exercise prices of the stock options granted to the named executive officers during fiscal year 2006 are shown in the Grants of Plan-Based Awards Table on page 15. Additional information on these grants, including the number of shares subject to each grant, also is shown in the Grants of Plan-Based Awards Table.

Options are granted periodically. The exercise price for each stock option is the market value on the date of grant.

Upon a Change of Control (as defined in the Plans) of the Company, all stock options granted under the 2004 Plan will become exercisable in full.  Also, in the event the number of outstanding shares of Common Stock is increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another Company, as a result of a stock split, stock dividend, combination or exchange of shares, merger or otherwise, each share subject to an unexercised option will be substituted for the number and kind of shares into which each share of outstanding Common Stock is to be changed or for which each such share is to be exchanged and the option price will be increased or decreased proportionately.

Option holders generally forfeit any unvested options if their employment with the Company terminates, except hat upon, death or disability while employed with the Company then outstanding stock options may be exercised within the one year period ending on the anniversary of such death or permanent and total disability to the same extent that the option was exercisable on the date of death or disability.

The Compensation Committee has recently retained GK Partners, a compensation consulting firm, to advise it on establishing appropriate criteria for considering stock option grants to named executive officers.

Retirement, Health and Welfare Benefits

The Company offers a variety of health and welfare and retirement programs to all eligible employees. The named executive officers generally are eligible for the same benefit programs on the same basis as the rest of the broad-based employees. The Company’s health and welfare programs include medical, dental and vision.  In addition to the foregoing, the named executive officers are eligible to participate in the following programs:

Supplemental Health Care Plan

The Company has adopted a health care plan (the “Supplemental Plan”) for the Company’s named executive officers and certain of its other employees, which supplements the standard health care plan available to all eligible employees (the “Standard Plan”). The Supplemental Plan pays directly to the participant 80% of all out-of-pocket medical and dental expenses not covered under the Standard Plan, including deductibles and co-insurance amounts. Additionally, the Supplemental Plan provides to each participant $100,000 of accidental death and dismemberment insurance protection and a worldwide medical assistance benefit. Each participant in the Supplemental Plan will receive a maximum annual benefit of $100,000. The Company pays an annual premium under the Supplemental Plan equal to $250 per participant plus 10% of claims paid.  In addition to other officers and employees, the named executive officers covered by the Supplemental Plan are Paul K. Willmott, Richard A. Van Horn, Mark S. Pelizza, Thomas H. Ehrlich and David N. Clark.

401(k) Profit Sharing Plan

The Company maintains a defined contribution profit sharing plan for employees (the “401(k)”) that is administered by a committee of trustees appointed by the Company.  All Company employees are eligible to participate upon the completion of six months of employment, subject to minimum age requirements.  Each year the Company makes a contribution to the 401(k) without regard to current or accumulated net profits of the Company.  These contributions are allocated to participants in amounts equal to 25% (or a higher percentage, determined at the Company’s discretion) of the participants’ contributions, up to 4% of each participant’s gross pay.  For the plan year ended July 31, 2006, the Company contributed amounts equal to 100% of the participant’s contributions, up to 4% of gross pay.  Participants become 20% vested in their Company contribution account for each year of service until full vesting occurs upon the completion of five years of service.  Distributions are made upon retirement, death or disability in a lump sum or in installments.

Deferred Compensation Plans

The Company has four separate deferred compensation plans covering the years 1999 through 2004.  Under these plans executive officers and directors of the Company and its subsidiaries were permitted to defer up to 100% of their 1999, 2000, 2001, 2002, 2003 and 2004 salary with payment thereof to be made on January 11, 2011.  On or before that date, the participant may elect to receive the deferred amount in shares of the Company’s Common Stock valued at a weighted average of $0.71 per share under the 1999 deferred compensation plan and $0.80 per share under the 2000-2004 plans.  As of December 31, 2006, a total of $789,228 has been deferred under such plans.

In 2006, no elections were made to convert deferred compensation into shares of Common Stock under the 1999 plan or under the plans for the years 2000 through 2004.

[Remainder of page intentionally left blank.]

EXECUTIVE COMPENSATION

The following table sets forth certain information with respect to compensation for services in all capacities for the years ended December 31, 2006, 2005 and 2004 paid to our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers who were serving as such as of December 31, 2006.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(1) ($)	Total ($)
Paul K Willmott(2) Chairman and Chief Executive Officer	2006 2005 2004	238,021 207,676 202,725	0 0 0	— — —	— — 630,000	— — —	— — —	14,608 6,140 3,126	252,629 213,816 835,851

Richard A. Van Horn(3) Senior Vice President— Operations	2006 2005 2004	191,173 139,792 137,950	0 0 0	— — —	— — 420,000	— — —	— — —	248,982 2,452 2,372	440,155 142,244 560,322

Mark S. Pelizza(4) Vice President—Health, Safety and Environmental Affairs/President-Hydro Resources Inc.	2006 2005 2004	174,787 109,908 109,108	0 0 0	— — —	— — 420,000	— — —	— — —	241,115 9,143 5,321	415,902 119,051 534,429

Thomas H. Ehrlich(5) Vice President and Chief Financial Officer	2006 2005 2004	148,672 109,908 106,780	0 0 0	— — —	— — 420,000	— — —	— — —	7,077 2,162 1,923	155,749 112,070 528,703

David N. Clark(6) President and Chief Operating Officer	2006 2005 2004	58,154 0 0	0 0 0	— — —	2,579,500 — —	— — —	— — —	40,892 0 0	2,678,546 0 0

(1)                 Includes amounts paid for out-of-pocket medical and dental expenses under the Company’s Supplemental Health Care Plan described below, contributions made by the Company under the Company’s 401(k) Profit Sharing Plan described below,  life insurance premiums paid by the Company on behalf of the named officer, the value realized from the exercise of stock  options and directors’ fees.

(2)                 Salary for 2004 includes $90,000 which was deferred under the 2004 Deferred Compensation Plan.

(3)                 Salary for 2004 includes $20,800 which was deferred under the 2004 Deferred Compensation Plan.  All Other Compensation includes $238,690 for income related to the exercise of stock options as described below and $856 for gross ups to cover taxes related to annual lease value of company vehicle.

(4)                 All Other Compensation includes $217,150 for income related to the exercise of stock options as described below.

(5)                 Salary for 2004 includes $15,938 which was deferred under the 2004 Deferred Compensation Plan.

(6)                 All Other Compensation includes $40,892 for directors’ fees.  The value of the Stock Option awards includes 800,000 options and 50,000 using a fair market value of $2.91 and $5.03 per share, respectively. The fair market value per share is calculated as described in Footnote 9 to the Form 10-K for the year ended December 31, 2006.

GRANT OF PLAN-BASED AWARDS

This table discloses the actual number of stock options and restricted stock awards granted in 2006 and the grant date fair value of these awards.  It also captures potential future payouts under the Company’s non-equity and equity incentive plans.

Grants of Plan-Based Awards Table

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
David N. Clark	10/3/2006	—	—	—	—	—	—	—	800,000	2.97	2,328,000
	6/6/2006	—	—	—	—	—	—	—	50,000	5.13	251,500

  Employment Agreements

  None.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 29, 2006 for the named executive officers.  The table also shows unvested and unearned stock awards (both time-based awards and performance-contingent) assuming a market value of $5.80 a share (the closing market price of the Company’s stock on December 29, 2006).

Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Paul K. Willmott	6,570 10,000 131,684 217,940 135,375	(1) (2)	0 0 0 164,060 45,125	— — — — —	28.50 11.75 0.80 1.16 1.16	2/10/2007 2/23/2008 9/27/2010 6/2/2014 6/2/2014	— — — — —	— — — — —	— — — — —	— — — — —
Richard A. Van Horn	13,750 6,250 75,000 16,000 219,828	(1)	0 0 0 0 155,172	— — — — —	22.00 11.75 0.80 0.76 1.16	4/10/2007 2/23/2008 9/27/2010 2/28/2011 6/2/2014	— — — — —	— — — — —	— — — — —	— — — — —
Mark S. Pelizza	1,925 2,250 75,000 8,100 219,828	(1)	0 0 0 0 155,172	— — — — —	28.50 11.75 0.80 0.76 1.16	2/10/2007 2/23/2008 9/27/2010 2/28/2011 6/2/2014	— — — — —	— — — — —	— — — — —	— — — — —

Thomas H. Ehrlich	3,500 3,000 125,000 13,050 219,828	(1)	0 0 0 0 155,172	— — — — —	28.50 11.75 0.80 0.76 1.16	2/10/2007 2/23/2008 9/27/2010 2/28/2011 6/2/2014	— — — — —	— — — — —	— — — — —	— — — — —
David N. Clark	33,500 233,166 0	(3) (3) (4)	24,000 509,334 50,000	— — —	2.97 2.97 5.13	10/3/2016 10/3/2016 6/6/2016	— — —	— — —	— — —	— — —

(1)                Remaining unexercisable options vest ratably at 06/02/2007 and 06/02/2008.

(2)                Remaining unexercisable options vest at 06/02/2007.

(3)                Remaining unexercisable options vest ratably at 10/03/2007 and 10/03/2008.

(4)                Remaining unexercisable options vest ratably at 06/06/2007, 06/06/2008, 06/06/2009 and 06/06/2010.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information regarding options and stock awards exercised and vested, respectively, during 2006 for the named executive officers.

Options Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Richard A. Van Horn	50,000	238,690	—	—
Mark S. Pelizza	50,000	217,150	—	—

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

In June 1997, the Company entered into Compensation Agreements with each of Messrs. Willmott, Van Horn, Pelizza, Ehrlich and in February 2007, with Messrs. Clark and Bartels that provide that, in the event of a change in control, such officers will have certain rights and benefits for a period of thirty-six months for Mr. Willmott and twenty-four months for the other officers, following such change in control.

For purposes of the Compensation Agreements, a “change in control” means (a) the consummation of any transaction pursuant to which any “person” (as such term is used in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 51% or more of the combined voting power of the then outstanding securities of the Company; or (b) a change in the composition of a majority of the Board of Directors within twelve months after any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the then outstanding securities of the Company.

Rights under the Compensation Agreement will be triggered in the event that, following a change in control, the executive’s employment is terminated by (a) the Company without cause; or (ii) by the executive if (i) the executive is assigned substantial duties or responsibilities that are materially inconsistent with the executive’s position, duties, responsibilities or status during the twelve-month period immediately prior to the Change in Control; (ii) the executive’s base compensation is reduced or the executive experiences in any year a reduction in the ratio of the executive’s incentive compensation payment to the executive’s base compensation in such year which is greater than the average reduction in the ratio of incentive compensation payments to base compensation in such year experienced by all of the Company’s other salaried officers; or (iii) the executive is transferred to a location

(other than Albuquerque, New Mexico) which is an unreasonable distance from the executive’s current principal work location.

Assuming a change in control occurred on December 29, 2006, the total estimated compensation that would be paid in the aggregate under the Compensation Agreements to these six executive officers is $2.781 million.  The Compensation Agreements provide that the base salary payments shall be made on a monthly basis for the duration of the term and incentive payments shall be paid annually until the obligation to make such payments expires.

Director Compensation

On June 2, 2004 the Company adopted the 2004 Amended and Restated Directors’ Stock Option Plan (the “2004 Directors’ Plan”).  Under the 2004 Directors’ Plan, each non-employee Director elected or appointed to the Board of Directors for the first time will be granted an option to purchase twenty-five thousand (25,000) shares of the Company’s Common Stock and each Non-Employee Director will be granted an option to purchase twenty-five thousand (25,000) shares either (a) upon his or her re-election at an annual meeting of the Company’s stockholders, or (b) in any calendar year in which an annual meeting of stockholders is not held, on June 1 of such year.

Compensation for 2006 for the non-employee directors was earned at the rate of $4,000 per quarter plus $1,200 per meeting attended.  The Chairman of the Audit Committee earns compensation at the rate of $1,250 per quarter and each non-employee director earns $600 for each meeting of the Audit Committee attended.  The Chairman of the Strategic Planning Committee earns compensation at the rate of $1,250 per quarter and each non-employee director earns $600 for each meeting attended.  Non-employee members of the Strategic Planning Committee are also compensated at a rate of $2,000 per day, and a pro rata portion thereof for less that a full eight hour day for non-meeting work performed by a Strategic Planning Committee member.  Non-employee members of the Compensation and Nominating Committees earn $600 for each such meeting attended.

The following table summarizes all compensation earned by the Company’s directors in the year ended December 31, 2006.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Leland O. Erdahl	42,000	—	126,250	—	—	—	168,250
George R. Ireland	40,200	—	126,250	—	—	—	166,450
Terence J. Cryan	10,050		146,000	—	—	—	156,050

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the year ended December 31, 2006, Terence J. Cryan, Leland O. Erdahl and George R. Ireland served as members of the Company’s Compensation Committee.  None of the members of the Compensation Committee was an employee of the Company during the year ended December 31, 2006 nor has any of them been an officer of the Company.  No executive officer of the Company served during the year ended December 31, 2006 as a member of a compensation committee or as a director of any entity of which any of the Company’s directors served as an executive officer.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee held 2 meetings during fiscal year 2006.  The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management.  Based upon such review, the related discussions and such other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement to be delivered to stockholders.

Submitted by the Compensation Committee of the Board of Directors.

Terence J. Cryan (Chairman)

Leland O. Erdahl

George R. Ireland

APPROVAL OF 2007 RESTRICTED STOCK PLAN
(Proposal 2 on the Proxy Card)

On April 10, 2007, the Boarded of Directors adopted the 2007 Restricted Stock Plan (the “2007 Plan”), subject to the approval of the stockholders of the Company.  The 2007 Plan will permit the Company to make Restricted Stock grants of shares of Common Stock to management personnel and other key employees of the Company. The Board of Directors believes that the ability to grant restricted stock (in addition to cash compensation and the stock options granted under previous equity incentive plans) will be beneficial to the Company in that Restricted Stock can help to retain management personnel and key employees over extended periods of time. The ability to grant Restricted Stock will also enable the Company to better manage and control the future financial statement impact of stock compensation as required by FAS123R of the Financial Accounting Standards Board. As of April 10, 2007, the Company employs 122 persons who may be eligible for participation under the proposed 2007 Plan.

Pursuant to this Proxy Statement, the stockholders of the Company are being asked to approve the 2007 Plan.  The approval of the holders of a majority of the shares present at the Meeting in person or by proxy (but not less than a majority of the shares necessary to constitute a quorum at a meeting of stockholders) is required to approve the 2007 Plan.  Such a quorum is present at a meeting of stockholders when one third of the outstanding shares is present.

The essential features of the 2007 Plan are outlined below, but such description is qualified in its entirety by reference to the 2007 Plan, which is attached hereto as Appendix A.

Restricted Stock

Shares of Restricted Stock may be issued under the Plan in accordance with the terms and conditions of the Plan.  The Plan is intended to enable the Company to make Restricted Stock grants exclusively, and no other form of compensation or stock award is authorized under the Plan.  The Compensation Committee (the “Committee”) of the Board of Directors of the Company may determine the duration of the period during which a participant is restricted from selling, transferring, pledging or assigning the shares that are the subject of any Restricted Stock grant.  This restricted period may also be referred to as the vesting period for any such grants.

Unless otherwise specified by the Committee, the term of the restricted period for any Restricted Stock grant under the 2007 Plan shall not be less than five years from the date of grant.  However, the Committee may provide for vesting in intermediate steps or installments (provided, however, that no step or installment shall vest before one year from the date of grant).  The Committee may, in its sole discretion, condition the early lapse of restrictions (i.e., early vesting) of Restricted Stock grants upon the attainment of specified performance goals as determined at the time of grant, including (but not limited to) financial performance goals such as stock price targets, cumulative earnings per share or return on equity.  The Committee may also condition the vesting of Restricted Stock grants on such other factors as it may, in its sole discretion, determine.

Employee participants who receive Restricted Stock grants will have all of the rights of a stockholder, including the right to vote the shares of Restricted Stock that are the subject of the grant and the right to receive any regular cash dividends paid out of current earnings.  The Committee may permit or require the payment of cash dividends to be deferred and reinvested in additional Restricted Stock to the extent shares are available under the 2007 Plan.  Stock dividends, splits and distributions issued with respect to Restricted Stock will be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.  Any other dividends or property distributed with regard to Restricted Stock, other than regular dividends payable and paid out of current earnings, will be subject to the same restrictions as the Restricted Stock.

Types of Awards.

Under the 2007 Plan, the Company may only grant awards of Restricted Stock to its management personnel and key employees, and those of any subsidiaries.

Administration.

The 2007 Plan is administered by the Compensation Committee of the Board of Directors composed of no fewer than two disinterested members.  Subject to the terms of the 2007 Plan, the Compensation Committee determines, among other matters, persons to whom awards are granted, the number of shares of Restricted Stock to be granted, the normal vesting schedule for such grants, any performance contingencies pertaining to the early or accelerated vesting of such grants, and all other substantive and administrative matters pertaining to such grants.

Number of Shares.

The Company may issue an aggregate maximum of 1,500,000 shares of Common Stock under the 2007 Plan.

Change in Control; Adjustment in Number of Shares.

Upon a Change of Control (as defined in the 2007 Plan) of the Company, all restrictions pertaining to shares of Restricted Stock granted under the 2007 Plan shall lapse, and all such shares shall be deemed fully vested.  Also, in the event the number of shares of Common Stock is changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another company, whether as a result of a stock split, stock dividend, combination or exchange of shares, merger or otherwise, each share of Restricted Stock previously granted will be substituted for the number and kind of shares of stock into which each share of outstanding Common Stock is to be changed or for which each such share is to be exchanged.

Federal Income Tax Consequences

A participant who receives a Restricted Stock grant under the 2007 Plan generally will be taxed at ordinary income rates on the fair market value of the shares on the vesting date, if such shares are subject to vesting requirements or other restrictions.

However, a participant who, within 30 days after receiving a grant of such shares, makes an election under Section 83(b) of the Internal Revenue Code of 1986, will recognize ordinary income on the date of issuance of the stock equal to the fair market value of the shares on that date.  If a Section 83(b) election is made, the holding period for the shares will commence on the day after the shares are received and no additional taxable income will be recognized by the participant at the time the shares vest.  However, if shares subject to a Section 83(b) election are forfeited, no tax deduction is allowable to the participant for the forfeited shares.  Taxes are required to be withheld from the participant at the time and on the amount of ordinary income recognized by the participant.  The Company will be entitled to a deduction at the same time and in the same amount as the participant recognizes income.

Dividends paid on shares still subject to restrictions are compensation income to the participant and compensation expense to the Company.  If a Section 83(b) election is timely made by a participant, dividends paid on restricted shares will be dividend income to the participant.

Amendment of Plan.  The Board of Directors may at any time and from any time alter, amend, suspend, or discontinue the 2007 Plan, except no such action may be taken without stockholder approval which materially increases the benefits to participants under the 2007 Plan, materially increases the number of shares to be issued, materially extends the period for granting awards, or materially modifies the requirements as to eligibility.  In addition, no such action may be taken which adversely affects the rights of a participant under the 2007 Plan without his consent.

The Board of Directors believes that the long-term success of the Company depends, in part, upon our ability to attract and retain qualified managers and employees, and to motivate their best efforts on the Company’s behalf.  The Board of Directors therefore believes that the proposed 2007 Plan is in the best interests of the Company and its stockholders.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of December 31, 2006 regarding equity compensation to the Company’s employees, officers and directors under equity compensation plans.

Plan category	Number of shares issuable under outstanding options and rights	Weighted average exercise price	Number of shares available for future issuance
Equity compensation plans approved by security holders	4,524,246	$2.36	500
Equity compensation plans not approved by security holders	1,201,234	$1.34	700,000
Total	5,725,480	$2.14	700,500

The Board of Directors recommends a vote FOR the proposal.

APPROVAL OF AMENDMENTS TO 2004 DIRECTORS STOCK OPTION PLAN
(Proposal 3 on the Proxy Card)

On June 2, 2004, the Company adopted the 2004 Amended and Restated Directors’ Stock Option Plan, and on June 6, 2006 that Plan was amended and restated (as so amended and restated the “2004 Directors’ Plan”).  Under the 2004 Directors’ Plan options to purchase a total of 1,500,000 shares may be granted to non-employee directors.  Each non-employee Director elected or appointed to the Board of Directors for the first time will be granted an option to purchase 50,000 shares of Common Stock and, each Non-Employee Director is granted an option to purchase 50,000 shares either, (a) upon his or her reelection at an annual meeting of the Company’s stockholders or (b) in any calendar year in which an annual meeting of stockholders is not held, on June 1 of such year.

The non-employee directors hold options covering 350,000 shares under the 2004 Directors’ Plan at December 31, 2006.  At December 31, 2006, 700,000 shares were available for future grants under the 2004 Directors’ Plan.

On April 10, 2007, the Board of Directors amended the 2004 Directors’ Plan, subject to approval of the Company’s stockholders, to permit the Compensation Committee to grant options in their discretion at any time and in any amounts to non-employee directors in accordance with any vesting schedule approved by the Compensation Committee. The Compensation Committee wants the discretion to grant options to non-employee directors to recognize and reward such non-employee directors for significant contributions that they make to the Company that are beyond the scope of normal Board member duties. Such contributions would typically involve special projects or assignments where the Board member possesses special knowledge, skill or experience in a certain area and their efforts working on such projects or assignments would be of significant benefit to the Company’s shareholders. The criteria the Compensation Committee will use to determine when to grant such options and the size of such grants will be determined by a review of activities and results of the time and effort undertaken by a non-employee director in performing activities requested by the Board of Directors. Consideration will be given related to the scope and complexity of the assignment and to the extent that a Board member’s time and effort exceeds the scope of the Board member’s normal duties and activities. Subject to stockholder approval of the foregoing amendments, on April 10, 2007, the Compensation Committee granted an option to Terence J. Cryan to purchase 100,000 shares at $9.25 per share, 50% of which would be vested immediately and 50% of which will vest on the first anniversary of the date of grant.  Pursuant to this Proxy Statement, the stockholders of the Company are being asked to approve the foregoing amendments.  The approval of the holders of a majority of the shares present at the Meeting in person or by proxy (but not less than a majority of the shares necessary to constitute a quorum at a meeting of stockholders) is required to approve the amendments.  Such a quorum is present at a meeting of stockholders when one third of the outstanding shares is present.

The essential features of the 2004 Directors’ Plan are outlined below, but such description is qualified in its entirety by reference to the 2004 Directors’ Plan, which is attached hereto as Appendix B and which reflects the foregoing amendments.

Types of Awards.  Under the 2004 Directors’ Plan, the Company may grant awards of stock options to its non-employee directors of the Company.

Administration.  The 2004 Directors’ Plan is administered by the Compensation Committee of the Board of Directors composed of no fewer than two disinterested members.

Number of Shares.  The Company may issue options to purchase an aggregate of 1,500,000 shares of Common Stock under the 2004 Directors’ Plan.

Stock Option Terms.  The exercise price of options will be not be less than the fair market value of the Common Stock on the date of grant.

Options granted under the 2004 Directors’ Plan are not transferable, otherwise than by will or the laws of descent and distribution, and during the lifetime of the option holder, options are exercisable only by such option holder.  Stock options granted pursuant to the 2004 Directors’ Plan terminate upon termination of employment, except that in the event of the death or permanent and total disability of the option holder, the option may be exercised by the holder (or his estate, as the case may be), until the first to occur of the expiration of the option period or the expiration of one year after the date of death or permanent or total disability, and except that upon an employees retirement stock options may be extended at the sole discretion of the Compensation Committee for a period of three months following retirement (but in no event beyond the expiration date of the option).  The exercise price may be paid in cash or by check or by such means of payment as may be approved by the Compensation Committee.

Change in Control; Adjustment in Number of Option Shares.  Upon a Change of Control (as defined in the 2004 Directors’ Plan) of the Company, all stock options granted under the 2004 Directors’ Plan will become exercisable in full.  Also, in the event the number of outstanding shares of Common Stock is increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another company, whether as a result of a stock split, stock dividend, combination or exchange of shares, merger or otherwise, each share subject to an unexercised option will be substituted for the number and kind of shares of stock into which each share of outstanding Common Stock is to be changed or for which each such share is to be exchanged and the option price will be increased or decreased proportionately.

Federal Income Tax Consequences—Stock Options.  Neither the Company nor the optionee will recognize taxable income or deduction from the grant of a stock option.  At the time of exercise of the stock option, the optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock.  The Company will be entitled to a deduction for tax purposes in an amount equal to the ordinary income recogniz7ed by the optionee, if the Company complies with applicable tax withholding requirements.

Amendment of Plan.  The Board of Directors may at any time and from any time alter, amend, suspend or discontinue the 2004 Directors’ Plan, subject to requisite stockholder approval.

PROPOSAL TO RATIFY THE SELECTION

OF HEIN & ASSOCIATES, LLP AS AUDITORS

(Proposal 4 on Proxy Card)

The Board of Directors voted to engage Hein & Associates, LLP as independent accountants to audit the accounts and financial statements of the Company for the fiscal year ending December 31, 2007, and directed that such engagement be submitted to the stockholders of the Company for ratification.  In recommending ratification by the stockholders of such engagement, the Board of Directors is acting upon the recommendation of the Audit Committee, which has satisfied itself as to the firm’s professional competence and standing.  Although ratification by stockholders of the engagement of Hein & Associates, LLP is not required by Delaware corporate law or the Company’s Restated Certificate of Incorporation or Bylaws, management feels a decision of this nature should be made with the consideration of the Company’s stockholders.  If stockholder approval is not received, management will reconsider the engagement.

It is expected that one or more representatives of Hein & Associates, LLP will be present at the Meeting and will be given the opportunity to make a statement if they so desire.  It also is expected that the representatives will be available to respond to appropriate questions from the stockholders.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The Audit Committee approved the engagement of Hein & Associates, LLP as the Company’s independent auditors for the year ended December 31, 2006.

Audit Fees.

The Company was billed for audit fees and services by Hein & Associates, LLP the Company’s principal independent accountants, during the years ended December 31, 2006 and 2005 of $214,653 and $52,588, respectively.  Audit fees include fees for the audits of the Company’s consolidated financial statements and fees in connection with internal controls testing and evaluation under Sarbanes-Oxley requirements.

Audit Related Fees.

The Company was billed audit related fees of $23,465 in 2006 and $29,559 in 2005.  Audit related fees include fees for the review of registration statements and issuance of consent letters in 2006.

Tax Fees.

The Company was billed $1,279 in tax fees in 2006.  No such tax fees were billed in 2005.

All Other Fees.

None.

Audit Committee Pre-Approval Policies and Procedures.

The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor to assure that the provision of such services do no impair the auditor’s independence.

BOARD OF DIRECTORS’ RECOMMENDATIONS

The Board of Directors unanimously recommends a vote (i) FOR the election as director of each of the nominees named in the proxy; (ii) FOR the approval of the 2007 Restricted Stock Plan; (iii) FOR the approval of the 2004 Amended and Restated Directors’ Stock Option Plan and (iv) FOR the ratification of the appointment of Hein & Associates, LLP as independent auditors.

COST AND METHOD OF PROXY SOLICITATION

The accompanying Proxy is being solicited on behalf of the Board of Directors of the Company.  All expenses for soliciting Proxies, including the expense of preparing, printing and mailing the form of Proxy and the material used in the solicitation thereof, will be borne by the Company.  In addition to the use of the mails, Proxies may be solicited by personal interview, telephone and facsimile by directors and regular officers and employees of the Company.  Such persons will receive no additional compensation for such services.  Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

ANNUAL REPORTS AND CONSOLIDATED FINANCIAL STATEMENTS

You are referred to the Company’s annual report, including consolidated financial statements, for the year ended December 31, 2006, enclosed herewith for your information.  The annual report is not incorporated in this Proxy Statement and is not to be considered part of the soliciting material.  The annual report includes all the information contained in the Company’s Form 10-K.  A separate copy of the Company’s Form 10-K will not be furnished.

DEADLINE FOR RECEIPT OF STOCKHOLDER
PROPOSALS FOR 2007 ANNUAL MEETING

Any proposals that stockholders of the Company desire to have presented at the 2007 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than December 31, 2007.

MISCELLANEOUS

The Board of Directors is not aware of any matter, other than the matters described above, to be presented for action at the Meeting.  However, if any other business properly comes before the Meeting, the person or persons named in the enclosed form of proxy will vote the proxy in accordance with his or their best judgment on such matters.

LEWISVILLE, TEXAS

May 4, 2007

APPENDIX A

URANIUM RESOURCES, INC.

2007 RESTRICTED STOCK PLAN

General.  This 2007 Restricted Stock Plan (the “Plan”) provides eligible employees of Uranium Resources, Inc. (the “Company”) and its subsidiary corporations with the opportunity to increase their ownership interest in the Company through the receipt of restricted shares of Common Stock, par value $.001 per share, of the Company (“Restricted Stock”) granted and issued by the Company, from time to time, subject to the terms and conditions of the Plan.   Any such grants of Restricted Stock made to eligible employees are subject to the provisions and limitations of Section 162(m) of the Internal Revenue Code of 1986 as amended (the “Code”).

1.                                       Purpose of the Plan.  The purpose of the Plan is to retain and motivate the managers and key employees of the Company, and of any subsidiary corporation of the Company, by enabling such managers and key employees to acquire new or additional stock ownership in the Company, thereby increasing their proprietary interest in the Company’s business and enhancing their mutual and personal interest in the Company’s success.  For purposes of the Plan, a “subsidiary corporation” consists of any corporation at least fifty percent (50%) of whose voting power (taking into account all classes of stock) is directly or indirectly owned by the Company.

2.                                       Effective Date of the Plan.  The Plan shall become effective upon its adoption by the Board of Directors, subject to approval by the stockholders of the Company.  If the Plan is so approved, no further approval shall be required with respect to the administration of grants made pursuant to the Plan (except as provided in Section 9 and Section 10 hereof).

3.                                       Administration of the Plan.  The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company, or by a committee comprised of at least two (2) directors selected by such Board of Directors (for Plan purposes, the “Committee”).  A member of the Committee shall not be eligible to participate in the Plan while serving on the Committee.

A majority of the Committee shall constitute a quorum.  The acts of a majority of the members present at any meeting at which a quorum is present (or acts approved in writing by all members of the Committee) shall constitute binding acts of the Committee.

Subject to the terms and conditions of the Plan, the Committee shall be authorized and empowered:

(a)                                  To select the managers and key employees to whom grants may be made;

(b)                                 To determine the time or times when shares of Restricted Stock will be granted, and the number of shares to be covered by any grant;

(c)                                  To prescribe the terms and conditions of any grants made under the Plan, and the forms and agreements used in connection with such grants;

(d)                                 To determine the time or times when Restricted Stock will vest upon the attainment of personal service or performance standards pertaining to such Restricted Stock, and determine the legends or markings to be placed upon stock certificates representing any such shares to reflect such standards and restrictions;

(e)                                  To determine the time or times during which such Restricted Stock grants may be  terminated in whole or in part, or when any such grants may be otherwise subject to forfeiture; and

(f)                                    To establish any other Restricted Stock agreement provisions not inconsistent with the terms and conditions of the Plan;

4.                                       Employees Eligible for Grants.  Grants may be made from time to time to those managers and key employees of the Company or any subsidiary corporation, who are designated by the Committee in its sole and exclusive discretion (individually, a “Grantee”; collectively, the “Grantees”).  Grantees may include, but shall not necessarily be limited to officers of the Company and officers of subsidiary corporations.  The Committee may make more than one Restricted Stock grant to the same Grantee, and the provisions of Restricted Stock grants need not be the same with respect to each Grantee.  No shares of Restricted Stock shall be granted to any manager or key employee during any period of time when such manager or key employee is on an unpaid leave of absence.

5.                                       Shares Subject to the Plan.  The Company’s common stock, par value $.001 per share (“Common Stock”) shall be used to make grants of Restricted Stock under the Plan.  Either Common Stock held as treasury stock, or authorized and unissued Common Stock, or both, may be used to make Restricted Stock grants (as determined by the Board of Directors of the Company), subject only to the maximum limits of the Plan.

Subject to the provisions of the next succeeding paragraph of this Section, no more than one million, five hundred thousand (1,500,000) shares of Common Stock can be issued under the Plan.  The number of shares of Restricted Stock which may be granted to any manager or key employee in any calendar year may not exceed five hundred thousand (500,000) shares.

If, at any time subsequent to the date of adoption of the Plan by the Board of Directors, Common Stock is eliminated as a class, or the number of shares of Common Stock outstanding increases or decreases, as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization, or similar restructuring, reorganization or corporate event, there shall automatically be substituted for each share of Restricted Stock granted under the Plan (to the extent not yet vested as of the date of such elimination, increase or decrease), the number and kind of shares of stock or other securities into which each outstanding share of Common Stock is to be changed or for which each such share of Common Stock is to be exchanged.  In addition to the foregoing, the Committee shall be entitled in the event of any such increase, decrease or exchange of shares of Common Stock to make other adjustments to the securities subject to a Restricted Stock grant, the provisions of the Plan, and to any related Restricted Stock agreements (including adjustments which may provide for the elimination of fractional shares) where necessary to preserve the terms and conditions of any grants hereunder.

6.                                       Restricted Stock Provisions.

(a)                                   Shares of Restricted Stock may be granted either alone or in addition to any other compensation paid outside of the Plan.  The prospective recipient of a Restricted Stock grant shall not have any rights with respect to such grant unless and until such recipient has entered into a written Restricted Stock Grant Agreement with the Company evidencing such grant, has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such grant.

(b)                                  To be enforceable, a grant of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) following the grant date; acceptance shall be evidenced by executing an approved Restricted Stock Grant Agreement.   Upon acceptance of a grant of Restricted Stock, a Grantee shall be issued a stock certificate in respect of such shares of Restricted Stock.  Such certificate shall be registered in the name of such Grantee, and shall bear an appropriate legend identifying the terms, conditions, and restrictions applicable to such grant.

(c)                                   The Committee shall require that: (i) the stock certificates evidencing shares of Restricted Stock be held in the custody of the Company or its designee until the restrictions thereon shall have lapsed, and (ii) as a condition of any Restricted Stock grant, the Grantee shall have delivered a stock power, endorsed in blank, relating to the Restricted Stock covered by such grant.

(d)                                  Subject to the provisions of the Plan and the Restricted Stock Grant Agreement, during the period set by the Committee commencing with the date of such grant and the date or circumstances under which all restrictions lapse  (the “Restriction Period”), a Grantee shall not be able to sell, transfer, pledge, anticipate or assign Restricted Stock.  Unless otherwise specified by the Committee, the Restricted Period shall not be less than five years. The Committee shall condition any lapse of the Restricted Period upon the attainment of specified personal service  and/or performance standards specified by the Committee at the time of grant; such standards may include, but shall not be limited to, the attainment of financial performance goals, the attainment or maintenance of specified prices for Common Stock, the attainment of a cumulative earnings per share or an indicated return on equity.  In addition to the foregoing, the Committee may condition the vesting of Restricted Stock on such other factors as the Committee may determine and specify, acting in its sole discretion.  Subject to the foregoing limitations, the Committee, in its sole discretion, may also specify that a Restricted Period may lapse in installments, or that the restrictions contained in a Restricted Stock grant are to be waived or accelerated in whole or in part based on the attainment of additional personal service or performance standards specified by  the Committee, acting in its sole discretion.

(e)                                   Except as provided in Section 7 and Section 8 of this Plan, a Grantee shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote such Stock and the right to receive any regular cash dividends paid out of current earnings in respect of such Stock.  The Committee, in its sole discretion, as determined at the time of grant, may permit or require any cash dividends paid in respect of Restricted Stock to be reinvested in additional Restricted Stock, to the extent shares are available under Section 5 of the Plan  Stock dividends, splits and distributions issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the Restricted Stock with respect to which such dividends are declared and paid, and the Committee may require a Grantee to deliver additional stock powers covering any Restricted Stock issuable pursuant to such stock dividend, split or distribution.  Any other dividends paid or property distributed in respect of Restricted Stock, other than regular dividends declared and paid out of current earnings, shall be held by the Company subject to the same restrictions imposed upon the Restricted Stock to which such dividends and/or property relates.

(f)                                     Subject to the applicable provisions of the Restricted Stock Grant Agreement and Section 7 of this Plan, upon termination of a Grantee’s employment with the Company or subsidiary corporation (as applicable) for any reason during the Restriction Period, all Restricted Stock then held by or in respect of such Grantee will vest, or be forfeited (as applicable) in accordance with the terms and conditions of the Plan, subject to any subsequent determinations made by the Committee.

(g)                                  If and when the Restriction Period applicable to Restricted Stock expires without a prior forfeiture of such Stock, such Stock shall be released to the Grantee by the Company (or its designee), together with any other property held by the Company with respect to such Stock, and an appropriate stock certificate shall be promptly delivered to the Grantee evidencing unrestricted ownership of such Stock.

7.                                       Termination of Employment.  If a Grantee ceases to be an employee of the Company or subsidiary corporation (as applicable), for any reason other than death, normal or early retirement under the terms of the Company’s pension and profit-sharing plans, or permanent and total disability, any  Restricted Stock held in respect of such Grantee which has not yet vested shall, unless otherwise determined by the Committee on or before the date of such Grantee’s termination of employment, be forfeited as of  the effective date of such termination.  Neither the Grantee nor any other person shall have any right after such date to any part of any Restricted Stock so forfeited.

If a Grantee’s termination of employment is due to death, normal or early retirement under the Company’s pension or profit-sharing plans, or permanent and total disability, then such Grantee’s Restricted Stock shall fully vest (to the extent not already vested) upon the date of any such termination of employment and all applicable restrictions thereon shall lapse and expire.  In the case of death, any Restricted Stock held by the Company or its designee shall be transferred and released to such Grantee’s estate, or the person designated by such Grantee by will or in accordance with relevant state law.

In the event a Grantee takes or is granted a leave of absence approved by the Company or such subsidiary corporation, or is entitled to and takes a leave of absence by operation of law (whether to perform\ military service, or as a result of sickness or injury, or otherwise), such Grantee’s employment with the Company or such subsidiary corporation shall not be considered terminated for Plan purposes.  Rather, such Grantee shall be treated for Plan purposes as an ongoing employee of the Company or such subsidiary corporation (as applicable) during such leave of absence.

8.                                       Change of Control.  Upon the occurrence of a Change of Control (as defined in this Section), notwithstanding any other Plan provision or any agreement to the contrary, any and all Restricted Stock granted under the Plan shall immediately and fully vest (to the extent not theretofore vested), and all application restrictions thereon shall lapse and expire.

For purposes of the Plan, a Change of Control shall be deemed to have occurred if:  (i) a tender offer shall be made and consummated for the ownership of 25% or more of the outstanding voting  securities of the Company; or (ii) the Company shall be merged or consolidated with another corporation and, as a result of such merger or consolidation, less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former stockholders of the Company as the same shall have existed immediately prior to such merger or consolidation; or (iii) the Company shall sell substantially all of its assets to another corporation which is not a wholly owned subsidiary; or (iv) a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date hereof) of the Exchange Act, shall acquire, other than by reason of inheritance, fifty-one percent (51%) or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record).  In making any such determination, transfers made by a person to an affiliate of such person (as determined by the Board of Directors of the Company), whether by gift, devise or otherwise, shall not be taken into account.  For purposes of the Plan, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) as in effect on the date hereof pursuant to the Exchange Act.

Notwithstanding the provisions of subparagraph (iv) of this Section 8, the term “person,” as used in such subparagraph, shall not include any holder who was the beneficial owner of more than ten percent (10%) of the voting securities of the Company on the date the Plan was adopted by the Board of Directors.

9.                                       Amendments to Plan.  The Committee is authorized to interpret the Plan and from time to time adopt such rules and regulations for carrying out the Plan as the Committee may deem advisable.  The Board of Directors of the Company may at any time amend, modify, suspend or terminate the Plan.  In no event, however, without the approval of stockholders, shall any action of the Board of Directors result in:

(a)                                  Materially amending, modifying or altering the eligibility requirements provided in Section 4 hereof; or

(b)                                 Materially increasing, except as provided in Section 5 hereof, the maximum number of shares available to be granted as Restricted Stock, except to conform the Plan and any agreements made hereunder to changes in the Code or governing law.

10.                                 Investment Representation, Approvals and Listing.  The Committee may, if it deems appropriate, condition any grant of Restricted Stock made hereunder upon receipt of the following investment representation from the Grantee:

“I agree that any shares of the Common Stock of Uranium Resources, Inc., which I may acquire by virtue of my acceptance of this Restricted Stock grant shall be acquired for investment purposes only and not with a view to distribution or resale, and may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of by me unless (i) a registration statement or post-effective amendment to a registration statement under the Securities Act of 1933, as amended, with respect to said shares of Common Stock has become effective so as to permit the sale or other disposition of said shares by me; or (ii) there is presented to Uranium Resources, Inc., an opinion of counsel satisfactory to Uranium Resources, Inc., to the effect that the sale or other proposed disposition of said shares of Common Stock by me may lawfully be made otherwise than pursuant to an effective registration statement or post-effective amendment to a registration statement relating to the said shares under the Securities Act of 1933, as amended.”

The Company shall not be required to issue any certificate or certificates representing shares of Common Stock in connection with any grant of Restricted Stock made under the Plan prior to (i) the obtaining of any approval from any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable; (ii) the admission of such Stock to listing on any national securities exchange on which the Common Stock may be listed; (iii) the completion of any registration requirements or other qualifications imposed on the Common Stock by any state or federal law or ruling or regulations of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable or the determination by the Committee, in its sole discretion, that any registration or other qualification of the Common Stock is not necessary or advisable; and (iv) the obtaining of an investment representation from the Grantee in the form stated above or in such other form as the Committee, in its sole discretion, shall determine to be adequate.

11.                                 General Provisions.  The form and substance of Restricted Stock Grant Agreements made hereunder need not be identical.  Nothing in the Plan or in any agreement (whether or not such agreement constitutes a Restricted Stock Grant Agreement) shall confer upon any employee any right to continue in the employ of the Company or any subsidiary corporation, to be entitled to any remuneration or benefits not set forth in the Plan or any related Restricted Stock Grant Agreement, or to interfere with or limit the right of the Company or any subsidiary corporation to terminate such employee’s employment at any time, with or without cause.

The Plan may be assumed by the successors and assigns of the Company.  The liability of the Company under the Plan is limited to the obligations set forth herein, and no term or provision of the Plan shall be construed to impose any liability on the Company in favor of any employee with respect to any loss, cost or expense which such employee may incur in connection with or arising out of any grant or agreement made in connection with the Plan.  All expenses arising from or associated with administering the Plan shall be borne by the Company.  The captions and section numbers appearing in the Plan are inserted only as a matter of convenience, and do not define, limit, construe or describe the scope or intent of the provisions of the Plan.

12.                                 Termination of This Plan.   The Plan shall terminate on April 10, 2017.  Thereafter no Restricted Stock shall be granted hereunder.  Any and all shares of unvested Restricted Stock outstanding at the time of termination of the Plan shall continue in full force and effect in accordance with their restrictions and subject to the terms and conditions of this Plan and any related Restricted Stock Grant Agreements.

As adopted on April 10, 2007 by the Board of Directors and approved by the stockholders on               , 2007.

APPENDIX B

URANIUM RESOURCES, INC.

AMENDED AND RESTATED

2004 DIRECTORS’ STOCK OPTION PLAN

Effective April 10, 2007

1.           Purpose.  The Uranium Resources, Inc. Directors’ Stock Option Plan (the “Plan”) is intended to provide directors who are not employees of Uranium Resources, Inc., a Delaware corporation (the “Company”), with additional incentives to improve the Company’s performance by increasing the level of stock ownership by such directors, to reinforce such directors’ role in enhancing stockholder value, and to provide an additional means of attracting and retaining well-qualified individuals to serve as directors.

2.           Administration.  The Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company.  Subject to the provisions of the Plan, the Committee shall have complete powers respecting the Plan, including but not limited to authority to interpret the plan and to prescribe, amend and rescind rules and regulations relating to the Plan.  All questions of interpretation and application of the Plan, or pertaining to any Option granted hereunder, shall be final and binding upon all parties.

3.           Eligibility.  Options shall be granted hereunder only to directors of the Company who are not employees of the Company or any of its subsidiaries (the “Non-Employee Directors”).

4.           Stock.  The stock subject to the options shall be authorized but unissued or reacquired shares of the Company’s common stock, $.001 par value per share (the “Common Stock”).  The aggregate number of shares that may be issued pursuant to options granted under the Plan shall not exceed One Million Two Hundred Fifty Thousand (1,250,000) shares of Common Stock, subject to adjustment pursuant to Section 12 hereof.  If any outstanding option under the Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of such option may again be subject to an option under the Plan.

5.           Granting of Options.  Options may be granted under the Plan to Non-Employee Directors by the Committee at its discretion at any time and in any amounts and shall be granted under the Plan automatically and without further action by the Committee as follows:

5.1  Each Non-Employee Director on the date the Plan is adopted shall be granted an option to purchase seventy-five thousand (75,000) shares;

5.2  Each Non-Employee Director elected or appointed to the Board for the first time shall be granted an option to purchase fifty thousand (50,000) shares on the date of such election or appointment; and

5.3  Each Non-Employee Director shall be granted an option to purchase fifty thousand (50,000) shares either (a) upon his or her reelection at an annual meeting of the Company’s stockholders or (b) in any calendar year in which an annual meeting of stockholders is not held, on June 1 of such year.

6.           Terms and Conditions of Options.  Each option granted pursuant to the Plan shall be evidenced by a stock option agreement (the “Agreement”), in such form and containing such terms and conditions as the Committee from time to time may determine; provided, that each such Agreement shall:

6.1           state the number of shares of Common Stock, determined in accordance with Section 5, to which the option pertains;

6.2           provide the option price per share shall be equal to the fair market value of the shares of Common Stock on the date of the granting of the option.  For purposes of this Section 6.2, the “fair market value” of a share of Common Stock shall mean:

6.2.1        If the Common Stock is reported on any officially recognized U.S. exchange or over the counter market on that date, as follows (a) either the closing price of a share of Common Stock on that date as reported on such exchange or over the counter market, or (b) where last sale trade reporting on the Common Stock is not available, the average of the bid and asked prices of a share of Common Stock on that date as reported on such exchange or over the counter market; or

6.2.2        If no shares of Common Stock were traded on any officially recognized U.S. exchange or over the counter market on that date or if, in the discretion of the Board, another means of determining the fair market value of a share of Common Stock at such date shall be necessary in order to comply with or conform to the requirements of any applicable law, governmental regulation or ruling of the Internal Revenue Service or the Securities and Exchange Commission, the Committee may provide for another means for determining fair market value;

6.3         provide that except as otherwise provided by the Committee, the option is not transferable by the optionee other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act or the rules thereunder, and is exercisable during the optionee’s lifetime only by the optionee’s attorney-in-fact.  The Committee may in a specific option agreement provide that the optionee may transfer an option by gift to a “family member” as defined by the Committee and such family member may exercise the option.

6.4           state the terms upon which the option shall be exercisable; provided that:

6.4.1        the option shall not be exercisable after the expiration of ten (10) years from the date the option is granted; and

6.4.2        subject to Section 12 hereof, the option shall be exercisable only to the extent of shares that have vested in accordance with the following schedule unless otherwise determined by the Committee:

ANNUAL ANNIVERSARY OF DATE OF GRANT	PORTION OF SHARES THAT ARE VESTED ON AND AFTER SUCH ANNIVERSARY AND BEFORE NEXT ANNIVERSARY

First	25%
Second	50%
Third	75%
Fourth	100%

6.5          provide that the option shall terminate and be of no further force and effect on the thirtieth (30th) day after the optionee ceases to be a director of the Company, except that if the optionee is removed as a director for cause, the option shall terminate and be of no further force and effect at the time of such removal.  The Agreement shall further provide that if an optionee dies before the expiration of the option, the option shall be exercisable for a period of one year after the date of death by the optionee’s heirs or legal representatives to the same extent it was exercisable by the optionee on the date of death.

7.           Term of Plan.  Subject to the provisions of Section 13, options shall be granted hereunder as provided in Section 5 within a period of ten (10) years from the date the Plan was adopted.

8.           Exercise of Options.  Options shall be exercised by the delivery of written notice to the Company setting forth the number of shares of Common Stock with respect to which the option is to be exercised and the address to which the certificates representing the shares of Common Stock issuable upon the exercise of such option shall be mailed.  In order to be effective, such written notice shall be accompanied at the time of its delivery to the Company by full payment of the purchase price by certified check payable to the Company.

In addition, the Committee may request that there be presented to and filed with it such evidence as it may deem necessary to establish that the shares of Common Stock to be purchased are being acquired for investment and not with a view to their distribution or resale, except such resale as may be in accordance with applicable securities laws, and the Company may place a legend to such effect on each certificate evidencing such shares in such form as the Company upon advice of counsel may specify.  To the extent that shares of Common Stock subject to options granted under the Plan are registered under the Securities Act of 1933, as now in effect or hereinafter amended (the “Securities Act”), any investment representation required by the Committee shall be waived upon the date such registration is effective.

As promptly as practicable after the receipt by the Company of (i) such written notice from the optionee setting forth the number of shares of Common Stock with respect to which such option is to be exercised, (ii) payment of the option exercise price for such shares in the form required by the foregoing provisions of this Section 8, and (iii) such evidence of intent to acquire such Common Stock for investment as may be required by the Committee, the Company shall cause to be delivered to such optionee certificates representing the number of shares of Common Stock with respect to which such option has been so exercised.

9.             Requirements of Law.  The Company shall not be required to sell or issue any shares of Common Stock under any option if the issuance of such shares shall constitute a violation by the optionee or the Company of any provision of any applicable statute or regulation of any governmental authority.

10.         No Rights as Stockholder.  No optionee shall have rights as a stockholder with respect to shares covered by his option until the date of issuance of stock certificate for such shares; and no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such certificate.

11.         Exchange Approval.  If required by any exchange on which the Common Stock is listed, the grant of any option hereunder shall be subject to the approval of such exchange and, if such approval is not obtained in a timely manner as set forth in the stock option agreement related thereto, such option shall lapse and be null and void.

12.         Changes in the Company’s Capital Structure.  If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of stock dividend, or other increase or reduction of the number of shares of Common Stock outstanding (i) the number, class, and per share price of shares of Common Stock subject to outstanding options hereunder shall be appropriately adjusted in such a manner as to entitle an optionee to receive upon exercise of an option, for the same aggregate consideration, the same total number and class of shares as he would have received had he exercised his option in full immediately prior to the event requiring the adjustment; and (ii) the number and class of shares then reserved for issuance under the Plan shall be adjusted by substituting for the total number and class of shares of Common Stock then reserved that number and class of shares that would have been received by the owner of an equal number of outstanding shares of Common Stock as the result of the event requiring the adjustment.

If the Company is merged into or consolidated with another corporation under circumstance where the Company is not the surviving corporation, or if the Company is liquidated, or sells or otherwise disposes of substantially all its assets to another corporation while unexercised options remain outstanding under the Plan, (i) subject to the provisions of clause (iii) below, after the effective date of such merger, consolidation or sale, as the case may be, each holder of an outstanding option shall be entitled, upon exercise of such option, to receive, in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock receive pursuant to the terms of the merger, consolidation or sale; (ii) the Board may waive any limitations set forth in or imposed pursuant to Section 6.4.2 hereof so that all options, from and after a date prior to the effective date of such merger, consolidation, liquidation or sale, as the case may be, specified by the Board, shall be exercisable in full; and (iii) all outstanding options may be canceled by the Board as of the effective date of any such merger, consolidation, liquidation or sale provided that (x) notice of such cancellation shall be given to each holder of an Option and (y) each holder of an Option shall have the right to exercise such Option in full (without regard to any limitations set forth in or imposed pursuant to Section 6.4.2 hereof) during a 30-day period preceding the effective date of such merger, consolidation, liquidation or sale.

Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash, property, or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares of other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, class or price of shares of Common Stock then subject to outstanding options.

13.         Modification, Termination or Amendment of the Plan.  The Board may, insofar as permitted by law, from time to time, with respect to any shares of Common Stock at the time not subject to options, suspend or discontinue the Plan in any respect whatsoever.  The Board may at any time amend the Plan as it shall deem advisable without any action on the part of the stockholders of the Company.

14.         Modification, Extension and Renewal of Options.  Within the limitations of the Plan, the Committee may modify, extend or renew outstanding options or may accept the cancellation of outstanding options in exchange for the granting of new options in substitution therefor.  Notwithstanding the foregoing, no modification of an option shall, without the consent of the optionee, alter or impair his rights or obligations under such option.

15.         Date of Adoption.  The Plan is adopted on June 2, 2004 and amended and restated effective April 10, 2007.

IN WITNESS WHEREOF, this Plan is executed this 10th day of April 2007.

URANIUM RESOURCES, INC.

By:	/s/ Paul K. Willmott
Paul K. Willmott, Chairman and CEO

URANIUM RESOURCES, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
To be Held on June [   •   ], 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Uranium Resources, Inc. (the “Company”) hereby constitutes and appoints Paul K. Willmott, David N. Clark, Thomas H. Ehrlich, George R. Ireland, Leland O. Erdahl and Terence J. Cryan, or any of them acting singly, each with the power of substitution as attorneys and proxies to vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at [   •   ] New York City Info], New York City, New York [   •   ] Zip on [   •   ] day, June [   •   ], 2007, at 9:00 a.m., local time, and at any and all adjournments thereof, with the same force and effect as if the undersigned were personally present, and the undersigned hereby instructs the above-named Attorneys and Proxies to vote as follows:

1.             ELECTION OF DIRECTORS.  The following five persons have been nominated to serve on the Company’s Board of Directors: Paul K. Willmott, David N. Clark, George R. Ireland, Leland O. Erdahl and Terence J. Cryan.

☐ FOR all nominees listed above	☐ WITHHOLD AUTHORITY
to vote for all nominees listed above

(INSTRUCTION: To withhold authority to vote for any one or more individual nominees, write the name of each such nominee in the space provided below.)

Withhold authority to vote for any individual nominee _______________________________________________

2.             APPROVAL OF 2007 RESTRICTED STOCK PLAN.  Proposal to approve the 2007 Restricted Stock Plan authorizing the grant of up to 1,500,000 shares of Common Stock to employees covered by the plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.             APPROVAL OF AMENDMENTS TO THE 2004 AMENDED AND RESTATED DIRECTORS’ STOCK OPTION PLAN.  Proposal to approve the following amendments to the 2004 Amended and Restated Directors’ Stock Option Plan.

A.            The lead in sentence to Section 5 of the Plan is hereby amended to read as follows:

“5.          Granting of Options.  Options may be granted under the Plan to Non-Employee Directors by the Committee at its discretion at any time and in any amounts and shall be granted under the Plan automatically and without further action by the Committee as follows:”

☐ FOR	☐ AGAINST	☐ ABSTAIN

B.           The lead in sentence to Section 6.4.2 of the Plan is hereby amended to read as follows:

“6.4.2     subject to Section 12 hereof, the option shall be exercisable only to the extent of shares that have vested in accordance with the following schedule unless otherwise determined by the Committee:”

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.             RATIFICATION OF HEIN + ASSOCIATES, LLP.  Proposal to ratify the selection of Hein + Associates, LLP, independent accountants, as the independent auditors of the Company for the fiscal year ending December 31, 2007:

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.             OTHER BUSINESS.  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment of adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES SET FORTH IN PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3 AND FOR PROPOSAL 4.

DATED:	, 2007

(Signature)

(Signature)

NOTE:  Please sign exactly as your name or names appear on this card.  Joint owners should each sign personally.  When signing as attorney, executor, administrator, personal representative, trustee or guardian, please give your full title as such.  For a corporation or a partnership, please sign in the full corporate name by the President or other authorized officer or the full partnership name by an authorized person, as the case may be.  (Please mark, sign, date, and return this proxy in the enclosed envelope.)